UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2025

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2025, Beyond Air, Inc., (“we,” “our,” or the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with 9 holders (each, a “Holder”) of our existing common stock purchase warrants (the “Existing Warrants”) to purchase up to an aggregate of 1,439,126 shares of common stock. The Existing Warrants were issued to the Holders on September 30, 2024, pursuant to that certain Securities Purchase Agreement, dated September 26, 2024. Pursuant to the Inducement Letter, such Holders immediately exercised some or all of their respective outstanding Existing Warrants to purchase up to an aggregate of 1,439,126 shares of common stock, at a reduced exercise price of $2.21. The gross proceeds to the Company from the exercise of the Existing Warrants were approximately $3.18 million, prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of some or all of the Existing Warrants for cash, the Company agreed to issue unregistered new common stock purchase warrants (“New Warrants”) to purchase up to 719,561 shares of common stock, for a purchase price of $0.0625 per share of common stock underlying the Existing Warrants held by such holder. The New Warrants will have an exercise price of $2.21 per share, will be immediately exercisable and will have a term of five years from the issuance date.

The Inducement Letter also provided that in the event that any exercise of the Existing Warrants would otherwise cause the Holder to exceed a beneficial ownership limitation equal to 4.99% / 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such exercise (“Beneficial Ownership Limitation”), we shall only issue such number of shares of common stock to the Holder on exercise of the Existing Warrants, that would not cause the Holder to exceed the Beneficial Ownership Limitation, with the balance shares to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

We engaged Laidlaw & Company (UK) Ltd. (“Laidlaw”) as the placement agent in connection with the transactions summarized above and we have agreed to pay Laidlaw a fee equal to 6.5% of the aggregate gross proceeds received from the holder’s exercise of their Existing Warrants. In addition, we have also agreed to reimburse Laidlaw up to $50,000 for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants. The closing of the transactions described above is expected to occur on September 9, 2025 (the “Closing Date”), subject to satisfaction of customary closing conditions. We expect to use the net proceeds from these transactions for general corporate purposes.

The shares of our common stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-3, as amended (File No.: 333-282834) declared effective by the Securities and Exchange Commission (the “SEC”) on November 26, 2024.

Pursuant to the Inducement Letter, we also agreed to file a registration statement on Form S-3 providing for the resale of the common stock issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), by September 29, 2025, and to use our best efforts to have such Resale Registration Statement declared effective by the SEC as soon as practicable and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or shares of common stock issuable on exercise of the New Warrants.

The forms of the New Warrants and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the New Warrants, and Inducement Letter, is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by us which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The New Warrants will be issued pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Regulation D issued thereunder. Neither the issuance of the New Warrants nor the common stock issuable upon exercise of the New Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy our securities.

Item 7.01 Regulation FD Disclosure.

On September 8, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date:	September 9, 2025	By:	/s/ Steven A. Lisi
		Name:	Steven A. Lisi
		Title	Chief Executive Officer